Joint Filer Information

Names:                             James H. Simons, Renaissance Technologies LLC

Address:                           800 Third Avenue
                                   New York, N.Y. 10022

Designated Filer:                  James H. Simons

Issuer and Ticker Symbol:          QLT Inc. (QLTI)

Date of Event Requring Filing
Of  This Statement:                January 30, 2009

The undersigned, Renaissance Technologies LLC, is jointly filing the attached Statement of Changes In Beneficial Ownership on Form 3 with James H. Simons with respect to the beneficial ownership of securities of QLT INC.

Signature:

Renaissance Technologies LLC


By: /s/ Mark Silber
    -----------------------------------------
      Mark Silber, Executive Vice President